SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: June 18, 2004
                                        -------------
                      (Date of Earliest Event Reported)


                         COMMAND SECURITY CORPORATION
                         ----------------------------
            (Exact name of Registrant as Specified in its Charter)


                                   New York
                                   --------
                           (State of Incorporation)


                                   0-18684
                                   -------
                           (Commission File Number)


                                  14-1626307
                                  ----------
                      (IRS Employer Identification No.)


                Lexington Park, Lagrangeville, New York 12540
                ---------------------------------------------
                   (Address of Principal Executive Offices)


                                (845) 454-3703
                                --------------
                       (Registrant's Telephone Number)

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Item 1. Change of Control.

         On May 21, 2004, GCM Securities Partners, LLC ("GCM") purchased from Reliance Security Group, plc ("Reliance") the following securities: (i) 1,617,339 shares of the Company's common stock, (ii) 12,325.35 shares of the Company's preferred stock (which are convertible into 1,232,535 shares of the Company's common stock, (iii) a warrant to acquire 150,000 shares of the Company's common stock at an exercise price of $1.03125 per share and (iv) a warrant to acquire 2,298,092 shares of the Company's common stock at an exercise price of $1.25 per share, representing approximately 53.1% of the outstanding shares of common stock in Command on a fully diluted basis. On June 24, 2004 GCM submitted the Preferred Shares for conversion into 1,232,535 shares of the Company's Common Stock. The Board is currently determining whether the Company is permitted under the NY BCL ss. 912 and its Certificate of Incorporation to issue the subject shares. None of the warrants have been exercised to date. The 1,617,339 shares of common stock currently held by GCM represents approximately 26% of the outstanding common stock.

         As reported by GCM Managing Member Bruce Galloway in a 13D/A filed June 8, 2004, these securities were purchased for a total payment of $2,850,000 in immediately available funds from working capital of GCM.

         At the time of the purchase by GCM, Command President and CEO, William C. Vassell, had already initiated legal action in the United States District Court, Southern District of New York (Case No. 04 CIV. 2657 (CM) ECF
CASE) seeking a determination that Mr. Vassell's right of first refusal under the Shareholders Agreement between Reliance, Mr. Vassell and Command (filed as Exhibit 99.19 of the form 8-K filed September 2000 and incorporated herein by reference) was violated by Reliance in its offering (and subsequent sale) of the securities to GCM. On June 18, 2004, the United States District Court Judge rejected all Mr Vassell's claims, awarded summary judgment declaring GCM the lawful owner of the Command securities purchased from Reliance and ordered that Mr Vassell and Command be preliminarily and permanently restrained from interfering with the registration of the securities in GCM's name or the exercise by GCM of any rights as the new owner of the securities. This order did not address the issue arising under NY BCL ss.912 as to the conversion of the preferred shares because the question was not before the court at the time. On Tuesday, June 29, 2004, these securities were transferred to GCM on the Company's records.

         Mr. Vassell has filed an appeal in the above-litigation matter and his counsel has informed the Company that it is his belief that the appeal decision will be decided by mid-August 2004. In the meantime, both Mr Vassell and Command are required to honor the Court's decision.



Items 2 - 9. Not applicable.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 2, 2004                       COMMAND SECURITY CORPORATION


                                          By: /s/ Gordon Robinett
                                              -------------------
                                              Gordon Robinett
                                              Chief Financial Officer